Exhibit 99.1

INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES APPOINTMENT OF CHIEF OPERATING OFFICER
AND CHIEF FINANCIAL OFFICER                                   SEPTEMBER 15, 2005

Contact Information:

Brian D. Parrish
Chief Operating Officer
Inn of the Mountain Gods Resort and Casino
Tel:  (505) 464-7004
email: bdparrish@imgresort.com

Mescalero, New Mexico---Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe") announced today that Brian Parrish, appointed acting Chief Operating Officer on July 22, 2005, has been appointed Chief Operating Officer by the unanimous vote of the Management Board as well as the Tribal Council of the Tribe. In addition, IMGRC has appointed Lance Kintz as acting Chief Financial Officer pending appointment of a permanent Chief Financial Officer.

Brian Parrish has served as IMGRC's acting Chief Operating Officer since July 22, 2005 and its Director of Marketing since January 2003. Prior to joining IMGRC, Mr. Parrish served as Vice President of Marketing at the Venetian Resort Hotel Casino in Las Vegas, Nevada from 2000 to 2002 and as Vice President of Hotel Operations and Regional Marketing of the Boyd Gaming Corporation from 1999 to 2000. "We are thrilled with the appointment of Brian as our Chief Operating Officer on a permanent basis," said Mark Chino, Tribal Chairman.

Prior to appointment as acting Chief Financial Officer of IMGRC, Mr. Kintz had been retained by IMGRC to assist with financial reporting in connection with the departure of IMGRC's former Chief Financial Officer. Prior to joining IMGRC, Mr. Kintz served as President of SageTree Consulting, a Phoenix-based management consulting and coaching company for troubled companies from 2001 to August 2005. Prior to that, Mr. Kintz served as Controller and Finance Director of Phoenix Newspapers, Inc., which includes the Arizona Republic Newspaper, the largest property of Gannett Corp. Mr. Kintz is a Certified Public Accountant and has a Bachelor of Science in Accounting from Arizona State University and a Masters in Business Administration from Pepperdine University.

"Mr. Kintz brings a broad base of financial experience to IMGRC and we look forward to his efforts in helping us become a stronger business. I am pleased to welcome to IMGRC a top quality financial executive who will be instrumental in driving the business forward," said Brian Parrish, Chief Operating Officer of IMGRC. Mr. Kintz said, "I am thrilled to be joining IMGRC. IMGRC has built a terrific enterprise and I am excited to help lead IMGRC as it progresses to the next stage of growth."

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and Inn of the Mountain Gods Resort and Casino, which opened on May 20, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor


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swimming pool and a 37,000 square foot convention and special events center with capacity for 17,000 square feet of divisible meeting room space.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our annual report on Form 10-K filed with the Securities and Exchange Commission on July 28, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.